Exhibit 99.3

VISTA OUTDOOR

VISTA OUTDOOR INC.
1 VISTA WAY
ANOKA, MN 55303

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VSTO2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36357-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTA OUTDOOR INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	Proposal	For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of October 15, 2023 (as may be amended from time to time, the "Merger Agreement"), among Vista Outdoor Inc. ("Vista Outdoor"), Revelyst, Inc. ("Revelyst"), CSG Elevate II Inc. ("Merger Sub Parent"), CSG Elevate III Inc., a wholly owned subsidiary of Merger Sub Parent ("Merger Sub"), and, solely for the purposes of specific provisions therein, CZECHOSLOVAK GROUP a.s. ("CSG"), pursuant to which, on the terms and conditions set forth therein and in accordance with the Delaware General Corporation Law, Merger Sub will merge with and into Vista Outdoor with Vista Outdoor surviving the merger as a wholly owned subsidiary of Merger Sub Parent (the "Merger") (the "Merger Proposal").	☐	☐	☐
2.	To approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to Vista Outdoor's named executive officers in connection with the consummation of the Merger.	☐	☐	☐
3.	To approve adjournments of the Special Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to the Vista Outdoor stockholders within a reasonable amount of time in advance of the Special Meeting, (ii) to the extent required by a court of competent jurisdiction, (iii) if there are insufficient shares of common stock, par value $0.01 per share, of Vista Outdoor represented to constitute a quorum necessary to conduct the business of the Special Meeting or (iv) to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V36358-TBD VISTA OUTDOOR INC. This Proxy is Solicited on Behalf of the Board of Directors Eric Nyman, Jason Vanderbrink, Jung Choi and Jeffrey A. Ehrich, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the Special Meeting, with respect to all shares of Common Stock, $.01 par value, of Vista Outdoor Inc. ("Vista Outdoor" or the "Company") standing in the name of the undersigned on the Company's books at the close of business on [TBD], at the Special Meeting of Vista Outdoor Stockholders to be held at [TBD] CDT, on [TBD] at www.virtualshareholdermeeting.com/VSTO2024SM, or at any adjournment(s) or postponement(s) thereof (the "Special Meeting"), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Special Meeting and Proxy Statement/Prospectus. The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Special Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR Proposals 1, 2 and 3. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Continued and to be signed and dated on the reverse side Virtual Special Meeting Site: Accessing the Virtual Special Meeting: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-395-6416; web site: https://www.computershare.com/investor) Stockholder Inquiries: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Investor Relations, Vista Outdoor Inc., 1 Vista Way, Anoka, MN 55303 (telephone: 612-704-0147; e-mail: investor.relations@vistaoutdoor.com) Investor Relations: Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com. www.virtualshareholdermeeting.com/VSTO2024SM To attend the virtual Special Meeting online, you will need the 16-digit control number included on your proxy card or in the instructions provided by your bank, broker or other financial intermediary, if you hold the shares in "street name." VISTA OUTDOOR INC.